EXHIBIT 10.10

BIRCHTECH CORP.

OPTION AWARD AGREEMENT

UNDER THE AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN

AGREEMENT by and between BIRCHTECH CORP., a Delaware corporation (the “Corporation”) and [NAME OF PARTICIPANT] (the “Participant”), dated as of [INSERT DATE] (the “Date of Grant”).

WHEREAS, the Corporation maintains the Birchtech Corp. Amended and Restated 2017 Equity Incentive Plan (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, the Participant is [an officer of] [an employee of] [a director of] [a consultant to] the Corporation or one of its Subsidiaries; and

WHEREAS, the Administrator has determined that it is in the best interests of the Corporation and its shareholders to grant a Stock Option to the Participant subject to the terms and conditions set forth below.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Grant of Stock Option.

The Corporation hereby grants the Participant an option (the “Option”) to purchase [INSERT NUMBER OF SHARES] shares of Common Stock, subject to the following terms and conditions and subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety.

The Option is hereby designated as a Nonqualified Stock Option.

2. Exercise Price.

The exercise price per share of Common Stock shall be $[INSERT PRICE] USD.

3. Exercisability.

[The Option shall vest immediately and be fully exercisable on the Date of Grant.]

[Subject to paragraph 4 below, the Option, to the extent that there has been no termination of the Participant’s [employment] [service] and the Option has not otherwise expired or been forfeited, shall first become exercisable [insert schedule].]

4. Termination.

Unless earlier expired or forfeited, the Option shall, notwithstanding any other provision of this Agreement, expire in its entirety upon the fifth anniversary of the date hereof.

5. Exercisability Upon and After Termination of Employment or Service; Forfeiture.

If the Participant’s employment or service with the Corporation or one of its Subsidiaries is terminated, the exercise period of the Option shall expire on the earliest of the following: (i) the time specified in paragraph 4 above; (ii) twelve (12) months after the last day that the Participant is employed by or provides services to the Corporation or one of its Subsidiaries; or (iii) immediately upon the Participant’s termination for “Cause” (as defined in the Plan).

Notwithstanding anything herein to the contrary, in the event Participant violates any of the restrictive covenants contained in any agreement executed in connection with Participant’s employment with or service to the Corporation or one of its Subsidiaries, as well as termination thereof, then the Option shall be forfeited and may not be exercised. The determination of whether such a violation has occurred will be determined by the Administrator in good faith and in its sole discretion.

6. Method of Exercise.

The Option may be exercised in whole or in part at any time during the term hereof by notice in the form required by the Corporation, together with payment of the aggregate exercise price and applicable withholding tax. Payment of the exercise price shall be made: (i) in cash or by cash equivalent acceptable to the Administrator, (ii) by payment in shares of Common Stock that have been held by the Participant for at least six months valued at the Fair Market Value of such shares on the date of exercise, (iii) by a “net exercise” arrangement in accordance with the Plan pursuant to which the Corporation will reduce the number of shares of Common Stock issued upon exercise, (iv) to the extent permitted by law and the Plan, through an open-market, broker-assisted sales transaction pursuant to which the Corporation is promptly delivered the amount of proceeds necessary to satisfy the exercise price, or (v) by a combination of the methods described above.

7. Miscellaneous.

(a) THE PLAN AND ALL RIGHTS HEREUNDER SHALL BE SUBJECT TO AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS, AND TO APPLICABLE FEDERAL SECURITIES LAWS. The use of captions in this Agreement is for convenience; the captions are not intended to provide substantive rights. The Board may at any time and from time to time and in any respect amend or modify this Agreement; provided, however, that no amendment or modification of this Agreement shall adversely affect the Option without the consent of the Participant (or, if and where applicable, a permitted transferee). If any provision of this Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

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(b) The Administrator shall have such powers and authority as may be necessary or appropriate for the Administrator to carry out its functions as described in this Agreement and the Plan. The Administrator shall have discretionary authority to interpret this Agreement, to make factual determinations under this Agreement, and to make all other determinations necessary or advisable for the administration of this Agreement, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Agreement. All interpretations, determinations and actions by the Administrator shall be final, conclusive, and binding upon all parties.

(c) All notices under the Plan must be in writing or delivered electronically, if to the Corporation, at its principal office, addressed to the attention of the Chief Executive Officer; and if to the Participant, at the address appearing in the Corporation’s records.

(d) The failure of the Participant or the Corporation to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Participant or the Corporation, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(e) Without limiting the Administrator’s power and authority in connection herewith, the Administrator may require, as a condition to exercise, that the Participant represent and warrant that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

(f) Nothing in this Agreement shall confer upon any Participant any right to continue in the service of the Corporation or any of its Subsidiaries, or interfere in any way with the right of the Corporation or any of its Subsidiaries to terminate the Participant’s employment or other service relationship for any reason at any time.

(g) By his or her signature below, the Participant acknowledges that he or she has read the terms of the Plan and agrees to be bound by all provisions thereof.

(h) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

[signature page follows]

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IN WITNESS WHEREOF, the Corporation and the Participant have executed this Agreement as of the day and year first above written.

BIRCHTECH CORP.

By:
Name:	Richard MacPherson
Title:	Chief Executive Officer

[NAME OF PARTICIPANT]

Participant’s Address: [Address – line 1] [Address – line 2]

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